Exhibit 10.25

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[*****] INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

First Amendment to Amended and Restated Sales Contract

Between Dow Europe GmbH and Styron Europe GmbH dated June 17, 2010

This First Amendment to Amended and Restated Sales Contract (the “First Amendment”) is made and entered into as of this 26th day of October, 2011, by and between Dow Europe GmbH (“Seller”) and Styron Europe GmbH (“Buyer”).

RECITALS

A.        Seller and Buyer entered into an Amended and Restated Sales Contract, effective June 17, 2010, for the sale of Polycarbonate grade Bisphenol A (parrabis) in molten from Seller to Buyer, (the “Contract”).

B.        Pursuant to Section 17 of the Contract, Seller and Buyer now desire, by and through this First Amendment, to amend the Contract according to the terms set forth below:

NOW, THEREFORE, the Parties hereby agree as follows:

1.	DEFINITIONS.

Unless otherwise defined herein, capitalized terms shall have the same meanings ascribed to them in the Contract.

2.	AMENDMENTS.

The Contract is hereby amended as follows:

2.1        The wording related to and set out opposite the “Quantity” term on page 2 of 12 of the Contract shall be deleted in its entirety, and be replaced with the following:

“Minimum monthly volume: [*****]

Minimum annual volume: [*****]

Maximum monthly volume: [*****]

Maximum annual volume: [*****]

Buyer will be obliged to pay liquidated damages pursuant and subject to Section 12.4 of the General Terms and Conditions for any shortfall below the minimum volumes. However, in the event of a coordinated and planned shutdown of both Parties’ product consuming facilities (each a “Planned Shutdown”), both, the respective minimum monthly and minimum annual volume stated above, shall be reduced by, and pro-rated based upon, the number of days that both Parties’ facilities are shut down. For example, a (7) day Planned Shutdown in March 2012 would reduce the March monthly minimum by (7/31) days * 6,000MT or 1,355MT, and the 2012 annual minimum by (7/365) days * 85,000MT or 1,630MT. Seller and Buyer shall act in good faith and use their respective best efforts to cooperate, plan mutually and coordinate to maximum extent reasonably possible any Planned Shutdowns and related shutdown periods for the purposes of the Contract.

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If Buyer requests additional volume above the maximum volumes stated above, Seller will use all reasonable efforts to provide such volumes and the Parties will negotiate in good faith, and such volumes may be provided if the parties can mutually agree upon terms of additional supply.

2.2        The “Period of Contract” term on page 2 of 12 of the Contract is amended to delete the words “Five (5) years from Effective Date” and replace them with the following language:

“Term of the contract shall extend through December 17, 2015, and be subject to further extension upon mutual agreement of the Parties at the time.”

2.3        The “Price” term on page 2 of 12 of the Contract is amended to delete the first full paragraph thereof, and replace it with the following language:

“Product pricing per metric ton (MT) delivered shall be calculated as follows:

Price Formula = [*****]

Where:

“Fee” shall be calculated as follows:

(1) For the period [*****] the applicable Fee shall be [*****] for the first [*****] and [*****] for all volumes above [*****].

(2) After [*****], the applicable Fee shall be [*****] for the first [*****] and [*****] for all volumes above [*****] provided that the CMAI Polycarbonate GP West Europe Domestic Market Margin EUR/MT averages less than [*****] during the first [*****]. If the CMAI Polycarbonate GP West Europe Domestic Market Margin EUR/MT averages more than [*****] during the first [*****] then the “Fee” shall be freely negotiated between the Parties.”

2.4        General Terms and Conditions Section 12.4 on pages 7 and 8 of 12 shall be deleted in its entirety and be replaced with the following:

“Notwithstanding anything to the contrary in this Sales Contract, Buyer’s sole liability for failure to purchase the Minimum Monthly or Annual Volumes, unless and to the extent such failure is not, due to (i) Seller’s inability to supply or due to a Force Majeure event affecting Buyer, (ii) a failure of Seller to deliver product in accordance with quality specifications, (iii) non-purchases of product at the fault of Seller, or (iv) any shutdown of Seller’s product consuming facilities, shall be for Buyer to pay Seller as liquidated damages and not as a penalty, an amount compensating Seller for the respective shortfall and calculated on the basis set out below (each a “Shortfall Amount”) within thirty (30) days of the end of the applicable shortfall period, whether monthly or annual. From the date of this First Amendment through December 31, 2011, the Shortfall Amount shall be calculated on the basis of $300.00 for each non-purchased MT of product below the applicable Minimum Monthly or Minimum Annual Volume. From January 1, 2012, the Shortfall Amount shall be calculated on the basis of $400.00 for each non-purchased MT of product below the applicable Minimum Monthly or Annual Volume. Notwithstanding anything to the contrary in this Contract, it is agreed that the liquidated damages under this Section 12.4

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shall not lead to double compensation for Seller and Buyer shall not be required to pay for its failure to purchase any minimum volumes during a year more than once. For purposes of calculating any liquidated damages under this Section 12.4, for any shortfall in Buyer’s annual consumption of product, any liquidated damages based upon any monthly consumption shortfall(s) within the same year shall be deducted from by crediting to offset any liquidated damages owing under this Section 12.4 for the full year. For example, if Buyer’s consumption in June 20102 is 5,000MT, Buyer would pay Seller $400/MT x 1,000MT or $400,000 in liquidated damages for such monthly shortfall; however, Buyer’s annual volume requirement for that calendar year for purposes of calculating liquidated damages would then be reduced by 1,000MT to 84,000MT.”

3. GENERAL	PROVISIONS.

3.1      Effect of this First Amendment.

Except as expressly modified by this First Amendment, the terms and conditions of the Contract shall remain in full force and effect.

3.2      Further Amendment, Modifications.

No amendment to this First Amendment will be valid or binding unless and until reduced to writing and executed by each Party’s authorized representative.

3.3        Construction, Severability.

This First Amendment was prepared jointly by the parties, and no rule that it be construed against the drafter shall have any application in its construction or interpretation. If any provision of this First Amendment is unenforceable, invalid or prohibited by any applicable law of treaty or court of competent jurisdiction, that provision will be severed and inoperative by the remaining provisions will be valid and binding. This First Amendment will be amended to include provisions which, not being void or unenforceable, most nearly achieve the object of the allegedly void or unenforceable provision.

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the date first above written.

DOW EUROPE GmbH		STYRON EUROPE GmbH

By:	/s/ Juan Antonio Merino	By:	/s/ Marco Levi

Name:	Juan Antonio Merino Commercial Vice President	Name:	MARCO LEVI
Title:	Dow Europe GmbH	Title:	MANAGING OFFICER
10/11/2011

Styron Europe GmbH Bachtobelstrasse 3 CH-8810 Horgen

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